LOAN AND SECURITY AGREEMENT


     AGREEMENT, DATED February 19, 1997, between MOTO PHOTO, INC., a Delaware corporation, (`Borrower''), whose mailing address is 4444 Lake Center Drive, Dayton, Ohio 45426, and THE PROVIDENT BANK (`Bank''), an Ohio banking corporation whose mailing address is One East Fourth Street, Cincinnati, Ohio 45202.

     1. Definitions. As used herein, the following terms, when initial capital letters are used, shall have the respective meanings set forth below.
In addition, all terms defined in the Uniform Commercial Code as adopted in Ohio shall have the meanings given therein unless otherwise defined herein.

     1.1 Accounts shall mean all of Borrower's accounts (as that term is defined in the Uniform Commercial Code), accounts receivable, chattel paper, contract rights, documents and instruments; all other obligations or indebtedness owed to Borrower from whatever source arising, including, but not limited to, Notes Receivable (as defined herein); all guarantees of any of the foregoing and all security therefor; all of the right, title and interest of Borrower in and with respect to the goods, services or other property which gave rise to or which secure any of the foregoing and all insurance policies and proceeds relating thereto; all of the foregoing whether now owned by Borrower or hereafter acquired or in existence.

     1.2 Affiliate shall mean any person, company or business entity controlling, controlled by or under common control with, Borrower, whether such common control is direct or indirect, and all of the partners, officers, directors and shareholders of Borrower and such entities.

     1.3 Borrowing Base shall mean the sum of (a) an amount equal to thirty-five percent (35%) of the cost or market value, whichever is lower, of Eligible Inventory, (b) an amount equal to seventy (70%) of the outstanding amount of Eligible Accounts, excluding notes receivable, and (c) an amount equal to fifty-five (55%) of the Eligible Notes Receivable.

     1.4 Collateral shall mean (a) all of the Borrower's Accounts, Equipment, General Intangibles, Inventory and all other items of personal property now owned or hereafter acquired by the Borrower or in which the Borrower has granted or may in the future grant a security interest to the Bank hereunder or in any supplement hereto or otherwise; (b) all of the Borrower's right, title and interest in and to all goods or other property represented by or securing any of the Accounts, including all goods that may be reclaimed or repossessed from or returned by Debtors; (c) all of the Borrower's rights as an unpaid seller, including stoppage in transit, detinue and reclamation; (d) all additional amounts due to the Borrower from any Debtor, irrespective of whether such additional amounts have been specifically assigned to the Bank; (e) all guaranties, or other agreements or property securing or relating to any of the items referred to in (a) above, or acquired for the purpose of securing and enforcing any of such items; (f) all instruments, documents, securities, cash, property, deposit accounts, and the proceeds of any of the foregoing, owned by the Borrower or in which it has an interest, which are now or may hereafter be in the possession or control of the Bank or in transit by mail or carrier to or from the Bank, or in possession of any third party acting on behalf of Bank, without regard to whether Bank received same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Bank had conditionally released the same; (g) all ledger sheets, files, records, documents, blueprints, drawings and instruments (including, without limitation, computer programs, tapes and related electronic data processing software) evidencing an interest in or relating to the foregoing; and (h) all proceeds and products of the collateral described above, including, without limitation, all claims against third parties for damage to or loss or destruction of any of the foregoing, including insurance proceeds, and accounts, contract rights, chattel paper and general intangibles arising out of any sale, lease or other disposition of any of the foregoing.

     1.5 Debtor shall mean the account debtor with respect to any of the Borrower's Accounts and/or the prospective purchaser with respect to any contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with the Borrower pursuant to which the Borrower is to deliver any personal property or perform any service.

     1.6 Debt Service Coverage shall mean, as of the end of any Borrower fiscal quarter, the ratio of (a) net income for the period of the four (4) most recent fiscal quarters ending on such date, after deducting taxes and dividends paid in cash and after adding back depreciation, amortization, and interest expense, to
(b) interest expense for such period, plus current maturities of long term debt as of such date.

     1.7 Eligible Inventory shall mean such of Borrower's Inventory which is and at all times shall continue to be acceptable to Bank in all respects and in which Bank shall have a perfected first priority security interest. In general, Eligible Inventory shall be as set forth on the Borrowing Base Certificate attached hereto as Exhibit A,

     1.8 Eligible Accounts shall mean such Accounts which are and at all times shall continue to be acceptable to the Bank in all respects and in which Bank shall have a perfected first priority security interest. Criteria for eligibility shall be fixed and revised from time to time solely by the Bank in its reasonable judgment. In general, an Account shall in no event be deemed to be eligible unless (a) delivery of the merchandise or the rendition of services has been completed; (b) no return, rejection or repossession has occurred; (c) such merchandise or services have been finally accepted by the customer without dispute, offset, defense or counterclaims (d) such Account continues to be in full conformity with the representations and warranties made by the Borrower to the Bank with respect thereto; and (e) no more than 90 days have elapsed from the invoice date. In general, Eligible Accounts shall be as set forth on the Borrowing Base Certificate attached hereto as Exhibit A, and Accounts due from any single Debtor or affiliated group of Debtors shall in no event be deemed to be eligible to the extent that such Accounts, in the aggregate, exceed an amount equal to twenty-five percent (25%) of the aggregate of all Accounts at any time.

     1.9 Eligible Notes Receivable shall mean such Notes Receivable which are and at all times shall continue to be acceptable to the Bank in all respects and in which Bank shall have a perfected first priority security interest. In general, Eligible Notes Receivable shall be as set forth on the Borrowing Base Certificate attached hereto as Exhibit A.

     1.10 Equipment shall mean all of Borrower's equipment (as that term is defined in the Uniform Commercial Code), including, without limitation, all furniture, fixtures, machinery and other equipment of any kind and all substitutions and replacements thereof and accessories and parts therefor, all whether now owned or hereafter acquired by Borrower but excluding any leasehold improvements that constitute equipment or fixtures and in which a security interest has been or will be granted to Fuji Photo Film U.S.A., Inc.;

     1.11 Event of Default shall mean any event described in Section 9.1.

     1.12 General Intangibles shall mean all of Borrower's general intangibles (as that term is defined in the Uniform Commercial Code), including, without limitation, all goodwill, patents, formulas, blueprints, proprietary manufacturing processes, trademarks, trade names, licenses, franchises, beneficial interests in trusts, joint venture interests, partnership interests, rights to tax refunds, rights to insurance proceeds, causes of action, pension plan overfundings, literary rights and other contractual rights of Borrower, all whether now owned or hereafter acquired by Borrower.

     1.13 Inventory shall mean all of Borrower's inventory (as that term is defined in the Uniform Commercial Code), including, without limitation, all goods, merchandise and other personal property which are held for sale or lease, or are furnished or to be furnished under any contract of service by Borrower, or are raw materials, work-in-progress, supplies or materials used or consumed in Borrower's business, and all products thereof, and all substitutions, replacements, additions and accessories thereto, all whether now owned or hereafter acquired by Borrower; and all of Borrower's right, title and interest in and to any leases or rental agreements for such inventory.

     1.14 Loans shall have the meaning set forth in Section 2.1.

     1.15 Maximum Loan Amount shall have the meaning set forth in Section 2.1.

     1.16 Notes shall mean one or more promissory notes evidencing the Loans pursuant to Section 2.2.

     1.17 Notes Receivable shall mean all of Borrower's accounts, accounts receivable or similar obligations evidenced by a promissory note or other form of negotiable instrument.

     1.18 Obligations shall mean, without limitation, all Loans (as defined in Section 2) and all other debts, obligations, or liabilities of every kind and description of Borrower to Bank, now due or to become due, direct or indirect, absolute or contingent, presently existing or hereafter arising, joint or several, secured or unsecured, whether for payment or performance, regardless of how the same arise or by what instrument, agreement or book account they may be evidenced, or whether evidenced by any instrument, agreement or book account, including, without limitation, all loans (including any loan by renewal or extension) , all overdrafts, all guarantees, all bankers acceptances, all agreements, all letters of credit issued by Bank for Borrower and the applications relating thereto, all indebtedness of Borrower to Bank, all undertakings to take or refrain from taking any action and all indebtedness, liabilities and obligations owing from Borrower to others which Bank may obtain by purchase, negotiation, discount, assignment or otherwise. Obligations shall also include all interest and other charges chargeable to the Borrower or due from the Borrower to the Bank from time to time and all costs and expenses referred to in Section 10.

     1.19 Permitted Liens shall mean the liens and interests in favor of Bank granted in connection herewith and, to the extent reflected on Borrower's books and records and not impairing the operations of Borrower or any performance hereunder or contemplated hereby:

          (i) liens arising by operation of law for taxes not yet due and payable;
          (ii) statutory liens of mechanics, materialmen, shippers and warehousemen for services or materials for which payment is not yet due;
          (iii)liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;
          (iv) liens, if any, specifically permitted by Bank from time to time in writing;
          (v) the following if the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings promptly initiated and diligently conducted of which Borrower has given prior notice to Bank and for which appropriate reserves (in Bank's reasonable judgment) have been established and so long as levy and execution have been and continue to be stayed: claims and liens for taxes due and payable and claims of mechanics, materialmen, shippers, warehousemen, carriers and landlords; and
          (vi) liens reflecting a purchase money security interest in inventory or equipment as defined under the Uniform Commercial Code.
          (vii)those liens set out on Exhibit B attached hereto.

     2.   Loans and Interest.

     2.1 Loans. The Bank shall make a total of four (4) loans to the Borrower, on the terms and conditions contained herein, consisting of an Automated Line of Credit Loan (`Line of Credit Loan''), a Fixed Rate Term Loan and a Variable
Rate Term Loan (collectively "Term Loans"), and an Overline Facility (`Overline Loan'). All loans shall be herein collectively called the "Loans".

          (i) Line of Credit Loan. Subject to the terms and conditions of this Agreement, the Bank agrees to lend and re-lend to the Borrower at any time and from time to time on and after the date hereof and prior to April 25, 1998, an aggregate principal amount not to exceed at any one time outstanding, the lesser of (i) $2,500,000 or (ii) the then-current Borrowing Base, as defined herein, (the lesser of (i) or (ii) being referred to hereinafter as the "Maximum Line of Credit Loan Amount").

               On or before the 30th day of each month during the term of the Line of Credit Loan, Borrower shall provide Bank with a true and correct Borrowing Base Certificate, in form attached hereto as Exhibit A, stating the Borrowing Base for the preceding month. If the outstanding amount of the Line of Credit Loan at any time exceeds the Maximum Line of Credit Loan Amount, based on the then-current Borrowing Base, then all such excess amounts (up to a maximum aggregate amount at any time outstanding of $500,000), shall be drawn by Bank against the Overline Loan described herein. Borrower shall on demand immediately repay any amounts outstanding that are in excess of the aggregate of the Maximum Line of Credit Loan Amount and the Maximum Overline Loan Amount.
All such loans will be made from time to time, and neither this Agreement nor any loans or other action by the Bank shall obligate the Bank to make further loans to the Borrower. Such loans may be made in excess of the Maximum Line of Credit Loan Amount in the sole discretion of the Bank.

          (ii) Fixed Rate Term Loan. Subject to the terms and conditions of this Agreement, Borrower agrees to borrow from the Bank and the Bank agrees to loan to Borrower the sum of Three Million Three Hundred Thousand Dollars ($3,300,000) (hereinafter the "Fixed Rate Term Loan").

               The obligation to repay the Fixed Rate Term Loan hereunder shall be evidenced by a promissory note (the "Fixed Rate Term Loan Note") of Borrower in the principal amount of Three Million Three Hundred Thousand Dollars ($3,300,000), and on the terms set forth therein. The unpaid principal balance under the Fixed Rate Term Loan shall bear interest at a rate set forth in the Fixed Rate Term Loan Note.

          (iii) Variable Rate Term Loan. Subject to the terms and conditions of this Agreement, Borrower agrees to borrow from the Bank and the Bank agrees to loan to Borrower the sum of One Million Five Hundred Thousand Dollars ($1,500,000) (hereinafter the "Variable Rate Term Loan").

               The obligation to repay the Variable Rate Term Loan hereunder shall be evidenced by a promissory note (the "Variable Rate Term Loan Note") of Borrower in the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000), and on the terms set forth therein. The unpaid principal balance under the Variable Rate Term Loan shall bear interest at a rate set forth in the Variable Rate Term Loan Note.

          (iv) Overline Loan. Subject to the terms and conditions of this Agreement, the Bank agrees to lend and re-lend to the Borrower at any time and from time to time on and after the date hereof and prior to April 25, 1998, an aggregate principal amount not to exceed at any one time outstanding, $500,000 ("Maximum Overline Loan Amount").

               Funds advanced under the Overline Loan shall be used to repay to the Bank any amounts by which the Borrowing Base exceeds the Maximum Line of Credit Loan Amount permitted under the Line of Credit Loan. All such loans will be made from time to time in the reasonable discretion of the Bank, and neither this Agreement nor any loans or other action by the Bank shall obligate the Bank to make further loans to the Borrower. Such loans may be made in excess of the Maximum Overline Loan Amount in the sole discretion of the Bank.

     2.2 Evidence of Loans. Each of the Loans shall be evidenced by one or more promissory notes (the "Notes") in form satisfactory to Bank and shall bear interest on the daily outstanding balance thereof at the rate set forth in such Notes. In case of any change in law or governmental rules, regulations, guidelines or orders (or any interpretations thereof) or the introduction of new laws, regulations or guidelines, which require Bank to reserve for unfunded credit commitments, Bank may charge Borrower an additional fee which will compensate Bank for such requirements.

     2.3 Loan Payments. All payments of interest, principal and all other amounts owing hereunder or under the Notes shall be made by the Borrower to the Bank in immediately available funds at its principal office in Cincinnati, Ohio or at such other place as the Bank may designate in writing, at such times as shall be set forth herein or in the Notes or if not so set forth, such amounts shall be payable on demand. Upon the occurrence of an Event of Default for non-payment of the obligations, Borrower hereby authorizes Bank, at Bank's option, to charge any account or charge or increase any Loan balance of Borrower at Bank for the payment or repayment of any interest or principal of the Loans or any fees, charges or other amounts due to Bank hereunder. Bank shall provide Borrower with written notice of any such charge within twenty-four (24) hours of such charge.

               (i) Excess Cash Flow Recapture.  In addition to the payments of principal and interest due under the Variable Rate Term Loan Note, Borrower shall pay to Bank an amount equal to twenty-five percent (25%) of the amount by which Borrower's Debt Service Coverage, as defined in Section 1.6 hereof, and as set out on the annual financial statements delivered to Bank pursuant to Section 5.4 hereof, exceeds the ratio of 1.5 to
                   1.0 (`Excess Cash Flow Payment''), which Excess Cash Flow Payment shall be applied to payment of principal due under the Variable Rate Term Loan Note;

               (ii)Cash Proceeds for Store Sales.  In addition to the payments of principal and interest due under the Variable Rate Term Loan Note, Borrower shall pay to Bank an amount equal to fifty percent (50%) of the net cash proceeds received by Borrower from the sale of any of its retail stores and related assets.

               (iii)Unused Commitment Fee.  In addition to the monthly payments of interest and principal due under the Line of Credit Note, on the first day of each quarter following a quarter in which this Agreement is in effect, Borrower shall pay to Bank an unused availability fee equal to the average daily Unused Availability during the preceding quarter multiplied by the rate of one quarter of one percent (1/4%) per annum (calculated on the basis of a year of 360 days for the actual number of days in the preceding month).

     3. Grant of Security Interest. To secure the payment and performance of all of the Obligations, as herein defined, the Borrower hereby grants to the Bank a continuing first priority security interest in and assigns to the Bank all of the Collateral; provided, however, with respect to any Accounts, Notes Receivable or Inventory in which a security interest has been or is required to be granted to Fuji Photo Film U.S.A., Inc., Borrower hereby grants a security interest in such Collateral to the Bank which is subordinate to the interest of Fuji Photo Film U.S.A., Inc.

     4. Representations and Warranties. The Borrower hereby represents and warrants to the Bank that:

     4.1 (a) Organization and Authority. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and has the corporate power and authority to conduct its business as now conducted and as proposed to be conducted while this Agreement is in effect; (b) the execution and delivery of this Agreement and the Notes and the performance of the transactions contemplated hereby and thereby are within the corporate authority of the Borrower and have been duly authorized by all proper and necessary corporate action; (c) the execution and delivery of this Agreement and the Notes and the performance of the transactions contemplated hereby and thereby will not violate or contravene any provisions of law or the certificate of incorporation or bylaws of the Borrower, or, to the best of Borrower's knowledge, result in a breach or default in respect of the terms of any other agreement to which the Borrower is a party or by which it is bound, which breach or default would result in the creation, imposition or enforcement of any lien against any of the Collateral, or would have a material adverse affect on the conduct of the Borrower's business as it is now being conducted and proposed to be conducted while this Agreement is in effect, or would otherwise impair the value of the security interest granted to the Bank hereunder; and (d) the Borrower is duly qualified as a foreign corporation and is in good standing and duly authorized to do business in every jurisdiction where the nature of its properties or the conduct of its business requires such qualification and authorization unless it would have no material adverse effect on Borrower.

     4.2 Binding Effect of Documents. This Agreement and the Notes are legal and binding obligations of the Borrower enforceable in accordance with their terms, subject to applicable laws relating to bankruptcy, insolvency, moratorium or creditor's rights.

     4.3 Government Consent. To the best of Borrower's knowledge, the execution and delivery of this Agreement and the Notes and the performance of the transactions contemplated hereby and thereby do not require any approval or consent of any governmental agency or authority, or of any other party.

     4.4 Financial Statements. The Borrower has delivered to the Bank copies of its consolidated financial statements as of and for the year or other period ending in November, 1996, prepared by Borrower. Except to the extent that the amounts indicated for taxes only reflect Borrower's best estimate of the amount of taxes due, all of these financial statements are true and correct, are in accordance with the respective books of account and records of the Borrower and its subsidiaries and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, and accurately present the financial condition of the Borrower and its subsidiaries and their assets and liabilities and the results of its operations as at such date.

     4.5 No Change in Financial Conditions. Since the ending date of the financial statement described in Section 4.4, there has been no change in the assets, liabilities, financial condition or operation of the Borrower, other than changes in the ordinary course of business, the effect of which have not, individually or in the aggregate, been materially adverse.

     4.6 No Other Liabilities. Except to the extent reflected in the financial statements described in Section 4.4, the Borrower, as of the date of this Agreement, does not know or have reasonable grounds to know of any basis for the assertion against it of any material liabilities or obligations of any nature, direct or indirect, accrued, absolute or contingent, including, without limitation, liabilities for taxes then due or to become due whether incurred in respect of or measured by the income of the Borrower for any period prior to the date of this Agreement, or arising out of transactions entered into, or any state of facts existing prior thereto.

     4.7 Taxes. The Borrower has filed all material federal, state, local and other tax returns and reports required to be filed by it and such returns and reports are true and correct in all material respects. The Borrower has paid all taxes, assessments and other governmental charges lawfully levied or imposed on or against it or its properties, other than those presently payable without penalty or interest, unless the failure to pay such taxes and charges would not have a material adverse effect on Borrower.

     4.8 No Litigation. There is no litigation or proceeding or governmental investigation pending or, to the knowledge of the Borrower, threatened against or relating to the Borrower, it properties or business which could have a material adverse effect on the business, properties or condition, financial or otherwise, of the Borrower, and which is not reflected in the financial statements described in Section 4.4.

     4.9 Compliance with Laws. The Borrower is not, to its knowledge, in violation of or default under any statute, regulation, license, permit, order, writ, injunction or decree of any government, governmental department, commission, board, bureau, agency, instrumentality or court, which violation or default would have a material adverse effect on the business, properties or condition, financial or otherwise, of the Borrower.

     4.10 No Default. The Borrower is not, to its knowledge, in default under a material order, writ, judgment, injunction, decree, indenture, agreement, lease or other instrument or contract, which default would have a material adverse effect on the business, properties or condition, financial or otherwise, of the Borrower, or in the performance of any covenants or conditions respecting any of its indebtedness, and no holder of any indebtedness of the Borrower has given notice of any asserted default thereunder, and no liquidation or dissolution of the Borrower and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to the Borrower or its properties is pending or, to the knowledge of the Borrower, is threatened against Borrower.

     4.11 Location of Collateral. The Borrower maintains places of business and owns collateral only at the locations listed on Exhibit C attached hereto, and maintains its books of account and records, including all records concerning Collateral, only at 4444 Lake Center Drive, Dayton, Ohio. The Borrower maintains its chief executive office at 4444 Lake Center Drive, Dayton, Ohio.

     4.12 Title to Collateral. With respect to the Collateral, at the time the Collateral becomes subject to the Bank's security interest, the Borrower is and at all times will be the sole owner of and have good and marketable title to the Collateral, free from all liens, encumbrances and security interests in favor of any person other than the Bank except Permitted Liens, and has full right and power to grant the Bank a security interest therein. All information furnished to Bank concerning the Collateral is and will be complete, accurate and correct in all material respects when furnished.

     4.13 Rights of Borrower to Accounts. As to each and every Account (a) it is a bona fide existing obligation, valid and enforceable against the Debtor for a sum certain for sales of goods shipped or delivered, or goods leased, or services rendered in the ordinary course of business; (b) all supporting documents, instruments, chattel paper and other evidence of indebtedness, if any, delivered to the Bank are complete and correct and valid and enforceable in accordance with their terms, subject to applicable laws relating to bankruptcy, insolvency, moratorium, or creditor's rights, and, to the best of Borrower's knowledge, all signatures and endorsements that appear thereon are genuine, and all signatories and endorsers have full capacity to contract; (c) the Debtor is liable for and obligated to make payment of the amount expressed in such Account according to its terms; (d) it is subject to no material dispute, defense or offset, real or claimed; (e) it is not subject to any prohibition or limitation upon assignment; (f) the Borrower has full right and power to grant the Bank a security interest therein and the security interest granted in such Account to the Bank in Section 3 hereof, when perfected, will be a valid first security interest which will inure to the benefit of the Bank without further action.
The warranties set out herein shall be deemed to have been made with respect to each and every Account now owned or hereafter acquired by the Borrower.

     4.14 Rights of Borrower in Inventory. The Inventory (a) is and will be of good and merchantable quality, free from defects and (b) none of the inventory is or will be stored with a bailee without the prior written consent of Bank, which consent will not be unreasonably withheld or delayed.

     4.15 Employee Benefit Plans. Other than as set forth on Schedule 4.15 hereto, Borrower has no Plans which are subject to regulation under the
Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Borrower has not received any notice to the effect that it is not in full compliance with any of the requirements of ERISA, and no fact or situation, including but not limited to any "Reportable Event," or "Prohibited Transaction," as such terms are defined in ERISA, exists which is or could in any way be construed as a violation of ERISA in connection with any Plan. Borrower has complied with all applicable provisions of ERISA, including minimum funding requirements, has made all filings required to be made by Borrower or any of its Plans (now or at any time in the past maintained) under ERISA, has not applied for any extensions of time in which to make contributions to any Plan maintained (now or at any time in the past) by it or to which it is, or has been, required to contribute, has timely made all contributions and paid all premiums required to be paid to the Pension Benefit Guaranty Corporation, and no matters are presently pending before the United States Labor Department or the Internal Revenue Service concerning any Plan maintained (now or at any time in the past) by Borrower to which it is or was required to contribute. Each employee pension benefit plan (as defined in Section 3 (2) of ERISA) maintained by Borrower is qualified and tax exempt under the Internal Revenue Code. Borrower has never had any obligation or liability with respect to a multi-employer plan as defined in
Section 3(37) of ERISA.

     4.16 Accuracy of Representations. No representation or warranty by or with respect to the Borrower contained herein or in any certificate or other document furnished by the Borrower pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

     4.17 Representations as Inducement to Bank. The foregoing representations and warranties are made by the Borrower with the knowledge and intention that the Bank will rely thereon, and shall survive the execution and delivery of this Agreement and the making of all Loans hereunder. The receipt of Borrower of each Loan advance shall constitute a representation and warranty by Borrower that the representations and warranties of Borrower contained in this Section 4 are true and correct as of the date of such Loan advance, except to the extent such representations and warranties expressly relate to an earlier date.

     5. Affirmative Covenants. The Borrower covenants and agrees that until all of the Obligations have been paid in full, unless the Bank shall otherwise consent in writing, it shall and shall cause each of its subsidiaries to:

     5.1 Books and Records. Maintain complete and accurate books of account and records pertaining to the Collateral and the operations of the Borrower, and all such books of account and records shall be kept and maintained at the location specified in Section 4.11. The Borrower shall not move such books of account and records or change its chief executive office without giving the Bank at least 30 days prior written notice. Prior to moving any of such books of account and records or changing the location of its chief executive office, the Borrower shall execute and deliver to the Bank financing statements satisfactory to the Bank. All such books of account and records and all financial statements and reports furnished to the Bank shall be maintained and prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods.

     5.2 Access to Information. Grant the Bank, or its representatives, full and complete access to the Collateral and to all books of account, records, correspondence and other papers relating to the Collateral during normal business hours and the right to inspect, examine, verify and make abstracts from the copies of such books of account, records, correspondence and other papers, and to investigate such other records, activities and business of the Borrower as they may deem necessary or appropriate at the time.

     5.3 Evidence of Accounts. Upon the creation of Accounts, or from time to time as the Bank may require, deliver to the Bank schedules of all outstanding Accounts. Such schedules shall be in form satisfactory to the Bank and shall show the age of such Accounts in intervals of not more than 30 days, and contain such other information and be accompanied by such supporting documents as the
Bank may from time to time prescribe.   The Borrower shall also deliver to the
Bank copies of Debtor's invoices, evidences of shipment or delivery and such other schedules and information as the Bank may reasonably request. The items to be provided under this Section are to be prepared and delivered to the Bank from time to time solely for its convenience in maintaining records of the Collateral and the Borrower's failure to give any of such items to the Bank shall not affect, terminate, modify or otherwise limit the Bank's security interest granted herein.

     5.4 Financial Information. Deliver to the Bank not more than 90 days after the close of each fiscal year of the Borrower, or within such further time as the Bank may permit, consolidated audited financial statements for Borrower and its subsidiaries, including a balance sheet and related profit and loss statement, prepared in accordance with generally accepted accounting principles by the Borrower and accompanied by an unqualified opinion with respect thereto issued by an independent certified public accountant acceptable to the Bank.

     5.5 Other Information. Furnish to the Bank such other financial and business information and reports in form and substance satisfactory to the Bank as and when the Bank may from time to time reasonably request.

     5.6 Maintenance of Existence and Licenses. While this Agreement remains in effect and until the Obligations have been paid in full, (a) maintain its corporate existence in good standing; (b) make no material change in the nature or character of its business or engage in any business materially different from that in which it was engaged on the date of this Agreement; (c) maintain and keep in full force and effect all licenses and permits materially necessary to the proper conduct of its business and (d) at the request of the Bank, qualify as a foreign corporation and obtain all requisite material licenses and permits in each state (other than the state of its incorporation) where the Borrower does business.

     5.7 Maintenance and Insurance of Properties. Maintain and keep all of its properties, real and personal, in good working order, condition and repair and insure and keep insured all such properties at all times against loss of damage by fire, theft, and such other risks and hazards as are customarily insured against by corporations in similar circumstances, or as the Bank may specify from time to time, with insurers and in amounts acceptable to the Bank. If the Borrower fails to do so, the Bank may obtain such insurance and charge the cost thereof to the Borrower's account and add it to the Obligations. If any loss in an amount equal to or greater than $250,000 should occur, the Borrower shall apply the proceeds of all such insurance policies to repair, replacement or restoration of the damaged property or shall deliver such proceeds to the Bank for application by the Bank to the payment of the obligations due under either or both of the Term Loan Notes. In the event of loss in an amount under $250,000, the Borrower may, at its option, direct that the insurance proceeds be applied to the payment of all or any part of the Obligations or to the repair, replacement or restoration of the damaged property. Bank shall be named loss payee on such insurance policies to the extent that such policies insure the Collateral. All policies shall provide for at least 10 days prior written notice of cancellation to the Bank. Borrower shall deliver at least annually to Bank, or sooner if requested by Bank, certificates of insurance evidencing Borrower's compliance herewith.

     5.8 Liability Insurance. At all times, maintain in full force and effect such liability insurance with respect to its activities and business interruption and other insurance as may be reasonably required by Bank, such insurance to be provided by insurer(s) acceptable to Bank, and if requested by Bank, such insurance shall name Bank as an additional insured. Borrower shall deliver at least annually to Bank, or sooner if requested by Bank, certificates of insurance evidencing Borrower's compliance herewith.

     5.9 Notice of Certain Events. Give prompt notice in writing to the Bank of any Event of Default hereunder, or of any condition which with the passage of time or the giving of notice or both would give rise to an Event of Default, and of any development, financial or otherwise, which would materially adversely affect its business, properties or affairs or the ability of the Borrower to perform its obligations under this Agreement or the Notes.

     5.10 Payment of Taxes. Pay all taxes, assessments or governmental charges lawfully levied or imposed on or against it and its properties prior to the date when such taxes, assessments or charges shall become delinquent, unless the Borrower shall contest the validity thereof in good faith and shall post any bond or other security required by applicable law or by the Bank against the payment thereof.

     5.11 Dealings in Inventory. With respect to the Inventory (a) sell or dispose of the Inventory only to buyers in the ordinary course of business, (b) immediately notify the Bank of any change in location of any of the Inventory to a location not previously disclosed to the Bank and, prior to any such change, execute and deliver to the Bank such financing statements satisfactory to the Bank as the Bank may request and (c) report, in form satisfactory to the Bank and with such frequency as determined by the Bank, such information as the Bank may request regarding the Inventory.

     5.12 Claims Against Borrower. Immediately upon learning thereof, report to the Bank any reclamation, return or repossession of goods, any claim or dispute asserted by any Debtor or other obligor which would have a material adverse effect on the business, properties or condition, financial or otherwise, of the Borrower, and any other matters materially affecting the value and enforceability or collectibility of any of the Collateral. In addition, the Borrower shall, at its sole cost and expense (including attorney's fees), settle any and all such claims and disputes and indemnify and protect the Bank against any liability, loss or expense arising therefrom or out of any such reclamation, return or repossession of goods, provided, however, if the Bank shall so elect, and provided that an Event of Default has occurred and has continued beyond all applicable cure periods, the Bank shall have the right at all times to settle, compromise, adjust or litigate all claims or disputes directly with the Debtor or other obligor upon such terms and conditions as it deems advisable and charge all costs and expenses thereof (including attorneys' fees) to the Borrower's account and add them to the Obligations.

     5.13 Defense of Collateral. Defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein and pay all reasonable costs and expenses (including reasonable attorneys' fees) incurred in connection with such defense.

     5.14 Financing Statements. At the request of the Bank, execute and deliver such financing statements, documents and instruments, and perform all other acts as the Bank deems necessary or desirable, to carry out and perform the intent and purpose of this Agreement, and pay, upon demand, all expenses (including attorneys' fees) incurred by the Bank in connection therewith. A photocopy of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

     5.15 Financial Covenants.  Maintain the following financial covenants:

          (a) A ratio of Consolidated Liabilities to Consolidated Net Worth of not more than:

               (i) to 1.0 at the end of each fiscal quarter of Borrower ending on the last day of March, 1997, June, 1997 and September, 1997; and
               (ii)to 1.0 at the end of the fiscal quarter of Borrower ending on the last day of December, 1997 and at the end of each fiscal quarter thereafter.

          (b) A ratio of net income after taxes, plus interest, plus depreciation, plus amortization, plus other non-cash charges, less
          cash dividends,     all as reflected on the most recent financial
          statements of Borrower   to current year maturities of long term debt
          plus interest, all  calculated for the most recent four (4) fiscal
          quarters, of not less    than:

               (i) 1.0 to 1.0 at the end of each the fiscal quarter of Borrower ending on the last day of March, 1997, June, 1997 and September, 1997; and
               (ii) 1.1 to 1.0 at the end of the fiscal quarter of Borrower ending on the last day of December, 1997 and at the end of each fiscal quarter thereafter.

          (c) A capital expenditure limit of $1,200,000 in the aggregate during the term of this Agreement; provided, however, that it is agreed by the parties hereto, that the approximately $235,000.00 of capital expenditures made by Borrower in January and February of 1997 and financed by Bankers Leasing Association, Inc. is not included in the calculation of the aggregate capital expenditure limit.

     The following terms shall have the following meaning when used herein:

     "Consolidated Liabilities" shall mean all indebtedness, obligations and other liabilities of Borrower, whether matured or unmatured, liquidated or unliquidated, direct or contingent or joint or several, that should, in accordance with generally accepted accounting principles (`GAAP''), be classified as liabilities on a consolidated balance sheet of Borrower and its subsidiaries (if any).

     "Consolidated Net Worth" shall mean, at any time, Stockholder's Equity.

     `Stockholder's Equity'' shall mean, at any time, the aggregate of the following amounts set forth on a consolidated balance sheet of the Borrower and its subsidiaries prepared in accordance with GAAP; (i) the par or stated value of all outstanding capital stock, (ii) capital surplus, (iii) retained earnings, and (iv) all indebtedness which is subordinated to the Loans in a manner satisfactory to the Bank.

     5.16 Maintenance of Bank Accounts. At Bank's option, maintain all of its depository accounts with Bank, including without limitation, all demand deposit, lock box, time deposit, concentration and zero balance accounts.

     6. Negative Covenants. The Borrower covenants and agrees that until the Obligations have been paid in full, unless the Bank shall consent in advance in writing, it shall not and shall not permit any subsidiary to:

     6.1 Sale of Assets or Merger. Discontinue its business or liquidate, sell, transfer, assign or otherwise dispose of a material part of its assets or of the Collateral, by sale, merger, consolidation or otherwise, provided, however, that it may sell in the ordinary course of business and for a full consideration in money or money's worth, any product, merchandise or service produced, marketed or furnished by it. The Bank consents to the sale by Borrower of those stores and related assets identified on Exhibit D attached hereto.

     6.2 Encumbrances. Sell, assign, pledge, grant or suffer to exist a security interest, lien, mortgage or other encumbrance on any of the Collateral to any person other than the Bank, or permit any lien, encumbrance or security interest to attach to any of the Collateral, except in favor of the Bank and except Permitted Liens.

     6.3 Contingent Liabilities. Endorse, guarantee or become surety for the obligations of any person, firm or corporation, except that the Borrower may (i) endorse checks and negotiable instruments for collection or deposit in the ordinary course of business, (ii) guarantee or become a surety for the leases or other obligations of any franchisees in connection with the operation by such franchisees of a franchise (`Franchisee Obligations''), provided, however, that the total aggregate amount of all such Franchisee Obligations (other than obligations on leases existing as of the date of this Agreement) shall not exceed $250,000 during the term of this Agreement; and (iii) become obligated under the leases or other obligations in connection with the lease of a store site for which the Borrower did not have a franchisee at the time the lease was executed ("Store Lease Obligations"), provided, however, that the total aggregate annual amount of all such Store Lease Obligations shall not exceed $75,000 in 1997, $150,000 in 1998 and $225,000 in 1999 and thereafter.

     6.4 Loans. Make any loans to or repay any existing loans made to it by its Affiliates.

     6.5 Dealings with Accounts. Compromise or discount any Account except for ordinary trade discounts or allowances for prompt payment.

     6.6 Investments. Without the prior written consent of Bank, which consent shall not be unreasonably withheld or delayed, change its name or consolidate or merge with any other corporation or acquire or purchase any equity interest in any other entity, including shares of stock of other corporations, or acquire or purchase any assets or assume any obligations of any other entity, in amounts in excess of $500,000 per year, except that the Borrower is permitted to own notes and other receivables and other assets acquired in the ordinary course of business. Notwithstanding anything to the contrary herein, Borrower shall be permitted to acquire an equity interest in or acquire the assets and obligations of any franchisee when such acquisition is deemed necessary by Borrower to protect its interests in such franchisee's operation or satisfy such franchisee's obligations, in whole or in part, to Borrower; provided, however, that the aggregate cost of all such acquisitions, including all assumed liabilities, shall not exceed $300,000 during any calendar year during the term of this Agreement.

     6.7 Change in Management or Business. Change its management or make any material change in any of its business purposes and operations which might in any way materially and adversely affect the repayment of the Loans. For the purposes of this Section 6.7, the termination of the employment by the Borrower of Michael F. Adler, Frank M. Montano and David A. Mason, (the "Principles") or any two of them, shall constitute a change in management as provided herein, and may, at the Bank's discretion, constitute an Event of Default hereunder. If one of the three Principles resigns or is terminated, then a successor or successors reasonably acceptable to the Bank shall be named within six (6) months of such termination or resignation. Notwithstanding anything to the contrary herein, if the termination of employment of two of the Principles is due to the death of such Principle, Bank shall provide Borrower with forty-five
(45) days prior written notice of its intent to declare an Event of Default under this Section 6.7.


     6.8 Change in Ownership. Permit to occur a change in record or beneficial ownership of voting stock of Borrower which Bank, in its sole discretion, deems material with respect to the control over Borrower. For purposes of this
Section 6.8, a cumulative change of beneficial ownership of more than twenty-five percent (25%) of the outstanding voting stock of Borrower held by any single person or entity, together with all affiliated entities or other entities under common control, may, in the Bank's discretion, constitute a change in ownership as described herein and shall constitute an Event of Default hereunder. Bank agrees to provide Borrower with written notice of Default in the event a change in ownership is deemed by the Bank to have occurred under this Section 6.8.

     6.9 Transaction with Affiliates. Enter into, or be a party to, any transaction with any of Borrower's Affiliates, except in the ordinary course of business, pursuant to the reasonable requirements of Borrower's business, and upon fair and reasonable terms which are fully disclosed to Bank and are no less favorable to Borrower than Borrower could obtain in a comparable arm's length transaction with a person not an Affiliate of Borrower.

     6.10 Indebtedness. Directly or indirectly create, incur, assume, guaranty or be or remain liable with respect to any indebtedness, except for (a) the Obligations, (b) any existing indebtedness disclosed in the financial statements referenced in Section 4.4 hereof, (c) any purchase money indebtedness not to exceed $750,000 per year, (d) any Franchisee Obligations (other than obligations on leases existing as of the date of this Agreement) not to exceed $250,000 during the term of this Agreement, as provided in Section 6.3 hereof, (e) any Store Lease Obligations not to exceed $75,000 in 1997, $150,000 in 1998, and $225,000 in 1999 and thereafter as provided in Section 6.3 hereof, and (f) any other indebtedness to which Bank has consented in writing.

     7.   Collateral and Notice of Assignment.

     7.1 Collections on Collateral. So long as the Bank does not request that the Debtors on the Collateral be notified of the consignment thereof to Bank or that all collections be directed to a lock box at Bank, Borrower may make collections on the Collateral. In the Event of Default, all collections on the Collateral shall be the property of the Bank, shall be held in trust for the Bank by the Borrower and shall not be commingled with the Borrower's other funds or be deposited in any bank account of the Borrower , or used in any manner
except to pay the Obligations.   Upon an Event of Default, at Bank's discretion,
the Bank may cause Borrower to immediately deposit all collections on the Collateral in a cash collateral account of Borrower maintained at Bank for that purpose, over which the Bank alone shall have the sole power of withdrawal. On a daily basis, Bank will apply all or part of the collected balance of the cash collateral account against the Obligations, the amount, order and method of such application to be in the sole discretion of Bank. In no event shall Bank be obligated to apply any funds deposited in the cash collateral account before the next business day after the day of deposit. Any part of the collected balance in the cash collateral account which the Bank elects not to apply to Borrower's obligations may be paid over and deposited by Bank to the Borrower's commercial account. The crediting of items deposited in the cash collateral account to the reduction of the Obligations shall be conditioned upon final payment of the item and if any item is not so paid, the amount of any credit given for it may be charged to the Obligations or to any other deposit account of the Borrower, whether or not the item is returned.

     7.2 Notice of Assignment. In the Event of Default for non-payment of the Obligations, the Bank shall have the right to notify Debtors of its security interest in the Accounts and to require payments to be made directly to the Bank. Thereafter, upon request of the Bank, Borrower will so notify the account debtors and will indicate on all billings to the account debtors that the Accounts are payable to the Bank. To facilitate direct collection, the Borrower hereby appoints the Bank and any officer or employee of the Bank, as the Bank may from time to time designate, as attorney-in-fact for the Borrower to (a) receive, open and dispose of all mail addressed to the Borrower and take therefrom any payments on or proceeds of Accounts; (b) take over the Borrower's post office boxes or make other arrangements, in which the Borrower shall cooperate, to receive the Borrower's mail, including notifying the post office authorities to change the address for delivery of mail addressed to the Borrower to such address as the Bank shall designate; (c) endorse the name of the Borrower in favor of the Bank upon any and all checks, drafts, money orders, notes, acceptances or other evidences or payment or Collateral that may come into the Bank's possession; (d) sign and endorse the name of the Borrower on any invoice or bill of lading relating to any of the Accounts, on verifications of Accounts sent to any Debtor, to drafts against Debtors, to assignments of Accounts and to notices to Debtors; and (e) do all acts and things necessary to carry out this Agreement, including signing the name of the Borrower on any instruments required by law in connection with the transactions contemplated hereby and on financing statements as permitted by the Uniform Commercial Code. The Borrower hereby ratifies and approves all acts of such attorneys-in-fact, and neither the Bank nor any other such attorney-in-fact shall be liable for any acts of commission or omission, or for any error of judgment. This power, being coupled with an interest, is irrevocable so long as any of the obligations remain unsatisfied and the Event of Default remains uncured.

     7.3 Enforcement of Accounts. The Bank shall not, under any circumstances, be liable for any error or omission or delay of any kind occurring in the settlement, collection or payment of any Accounts or any instruments received in payment thereof or for any damage resulting therefrom. In the Event of Default for the non-payment of the Obligations, the Bank may, without notice to or consent from the Borrower, sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Accounts or any securities, instruments or insurance applicable thereto and/or release the obligor thereon. Upon Default, the Bank is authorized to accept the return of the goods represented by any of the Accounts, without notice to or consent by the Borrower, or without discharging or any way affecting the Obligations hereunder.

     7.4 Limitation of Bank's Liability. The Bank shall not be liable for or prejudiced by any loss, depreciation or other damage to Accounts or other Collateral unless caused by the Bank's gross negligence, recklessness, or willful and malicious act, and the Bank shall have no duty to take any action to preserve or collect any Account or other Collateral.

     7.5 Verification of Accounts. After giving Borrower at least five (5) business days prior written notice, the Bank may confirm and verify all Accounts in any reasonable manner at any time. Bank shall have no obligation to disclose or discuss with Borrower the names or identities of any customers from whom the Bank obtains or requests information as to Accounts. Borrower agrees to cooperate with Bank in the confirmation and verification of any Accounts, or reconciling any discrepancy between those amounts verified by the Bank and information provided to the Bank by the Borrower.

     8. One General Obligation: Cross Collateral. All loans and advances by Bank to Borrower under this Agreement and under all other agreements constitute one loan, and all indebtedness and obligations of Borrower to Bank under this and under all other agreements, present and future, constitute one general obligation secured by the Collateral and security held and to be held by Bank hereunder and by virtue of all other assignments and security agreements between Borrower and Bank now and hereafter existing. It is expressly understood and agreed that all of the rights of Bank contained in this Agreement shall likewise apply insofar as applicable to any modification of or supplement to this Agreement and to any other agreements, present and future, between Bank and Borrower.

     9.   Events of Default and Remedies.

     9.1 Event of Default. If the Loans are due on a specific date (e.g., not due on demand), the following shall constitute Events of Default under this Agreement, it being agreed that time is of the essence hereof: (a) failure of the Borrower to pay when due any of the Obligations within five (5) days after delivery of written notice of such delinquency by Bank; (b) failure of the Borrower to observe or perform any covenant contained in this Agreement or in any other agreement between the Borrower and the Bank, which failure is not cured within twenty (20) days after delivery of written notice of such default by Bank; (c) any representation or warranty at any time made by the Borrower to the Bank or in this Agreement or in any other agreement between the Borrower and the Bank, or in any document or instrument delivered to the Bank pursuant to this Agreement or any such other agreement is, or becomes, untrue or misleading in any material adverse respect; (d) acceleration of the maturity of any of the Obligations; (e) Borrower shall be in default or breach under any material obligation for the payment of borrowed money other than trade payables; (f) Borrower shall be in default under any obligation for the payment of rent under any lease agreement covering real or personal property which default has a material adverse affect on Borrower or its business; (g) failure of the Borrower or any guarantor within a reasonable period of time under the circumstances, after written request by the Bank, to furnish reasonable financial information or to permit the inspection of its books of account and records; (h) suspension by the Borrower or any guarantor of the operation of its present business, or the insolvency of the Borrower or any guarantor, or the inability of the Borrower or any guarantor to meet its debts as they mature, or its admission in writing to such effect, or its calling any meeting of all or any of its creditors, or the filing by or against the Borrower or any guarantor of any petition under any provision of the Bankruptcy Code, as amended, and relief is ordered against the Borrower or the petition is controverted but is not dismissed within thirty (30) days after the commencement of the case, or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower; or the Borrower commences any other proceeding under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or there is commenced against the Borrower any such proceeding which remains undismissed for a period of thirty (30) days after it is commenced or the Borrower is adjudicated insolvent a debtor under the Bankruptcy Code; or the Borrower fails to controvert in a timely manner any such case under the Bankruptcy Code or any such proceeding, or any order of relief or other order approving any such case or proceeding is entered; or the Borrower by any act or failure to act indicates its consent to, approval of or acquiescence in any case or proceeding or in the appointment of a custodian or the like of or for it or any substantial part of its property or suffers any such appointment to continue undischarged or unstayed for a period of thirty (30) days; or the Borrower makes a general assignment for the benefit of creditors or any action is taken by Borrower for the purpose of effecting any of the foregoing, or the entry of any judgment or filing of any lien against the Borrower or any guarantor which has a material adverse effect on Borrower; (i) there shall occur any material adverse change in the Borrower's condition or affairs (financial or otherwise) as reasonably determined by Bank; and (j) loss, theft, damage, destruction in an amount not in excess of $500,000 which is not covered by insurance, or encumbrance of any of the Collateral or any levy, seizure or attachment thereof in an amount in excess of $500,000.

     9.2 Rights of Bank upon Default. Upon the occurrence of an Event of Default described in Section 9.1, the Bank at its option may: (a) after delivery of at least five (5) days prior written notice of the Bank's intent to accelerate, declare the Obligations of the Borrower immediately due and payable, without presentment, protest or demand of any kind for the payment of all or any part of the Obligations (all of which are expressly waived by Borrower) and exercise all of its rights and remedies against the Borrower and any Collateral provided herein, in any other agreement between Borrower and Bank, at law or in equity and (b) exercise all rights granted to a secured party under the Ohio Uniform Commercial Code or otherwise. Upon the occurrence of an Event of Default, Bank may take possession of the Collateral, or any part thereof, and Borrower hereby grants Bank authority to enter upon any premises on which the Collateral may be situated, and remove the Collateral from such premises or use such premises, together with the materials, supplies, books and records of Borrower, to maintain possession and/or the condition of the Collateral and to prepare the Collateral for sale. Borrower shall, upon demand by Bank, assemble the Collateral and make it available at a place designated by Bank which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Bank will give Borrower reasonable notice of the time and place of any public sale thereof or of the time after which any private sales or other intended disposition thereof is to be made. The requirement of reasonable notice shall be met if such notice is mailed, postage prepaid, to the address of the Borrower shown at the beginning of this Agreement at least ten (10) days prior to the time of such sale or disposition.

     9.3 Application of Proceeds. The Bank shall have the right to apply the proceeds of any disposition of the Collateral to the payment of the Obligations in such order of application as the Bank may, in its sole discretion, elect. The Bank shall have no obligation to marshall any assets in favor of the Borrower or any other party.

     9.4 Remedies Cumulative. The rights, options and remedies of the Bank shall be cumulative and no failure or delay by the Bank in exercising any right, option or remedy shall be deemed a waiver thereof or of any other right, option or remedy, or waiver of any Event of Default hereunder, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. Bank shall not be deemed to have waived any of the Bank's rights hereunder or under any other agreement, instrument or paper signed by Borrower unless such waiver be in writing and signed BY the Bank.

     10.  Miscellaneous.

     10.1 Governing Law; Jurisdiction and Venue. The provisions of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Ohio. The Bank and Borrower hereby designate all courts of record sitting in Montgomery County, Ohio, both state and federal, as forums where any action, suit or proceeding in respect of or arising out of this Agreement or the transactions contemplated by this Agreement may be prosecuted as to all parties, their successors and assigns, and by he foregoing designation the Bank and Borrower consent to the jurisdiction and venue of such courts.

     10.2 Other Waivers. The Borrower waives notice of nonpayment, demand, notice of demand, presentment, protest and notice of protest with respect to the Obligations, or notice of acceptance hereof, notice of Loans made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

     10.3 Collection Costs. All reasonable costs and expenses incurred by the Bank to obtain, enforce or preserve the security interests granted by this Agreement and to collect the Obligations, including, without limitation, stationery and postage, telephone and telegraph, secretarial and clerical expenses, the fees or salaries of any collection agents utilized, all costs to maintain and preserve the Collateral and all reasonable attorneys' fees and legal expenses incurred in obtaining or enforcing payment of any of the Obligations or foreclosing the Bank's security interest in any of the Collateral, whether through judicial proceedings or otherwise, or in enforcing or protecting its rights and interests under this Agreement or under any other instrument or document delivered pursuant hereto, or in protecting the rights of any holder or holders with respect thereto, or in defending or prosecuting any actions or proceedings arising out of or relating to the Bank's transactions with the Borrower, shall be paid by the Borrower to the Bank, upon demand, or, at the Bank's election, charged to the Borrower's account and added to the Obligations, and the Bank may take judgment against the Borrower for all such costs, expense and fees in addition to all other amounts due from the Borrower hereunder.

     10.4 Expenses. The Borrower shall reimburse the Bank for all reasonable out-of-pocket costs and expenses incurred by the Bank in connection with the preparation of this Agreement and the making of the Loans hereunder, including the reasonable fees and expenses of the Bank's counsel, and for all UCC search, filing, recording and other costs connected with the perfection of the Bank's security interest in the Collateral.

     10.5 Notices. All notices, requests, directions, demands, waivers and other communications provided for herein shall be in writing and shall be deemed to have been given or made when delivered personally, or sent by registered or certified mail, postage prepaid and return receipt requested, addressed to the Borrower (to the attention of David Mason with a copy to Myers and Frayne Co., L.P.A.) or the Bank, as the case may be, at their respective addresses set forth at the beginning of this Agreement. Notices of changes of address shall be given in the same manner.

     10.7 Severability. Any provision of this Agreement which is prohibited and unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     10.8 Entire Agreement, Modification, Benefit. This Agreement shall constitute the entire agreement of the parties and no provision of this Agreement, including the provisions of this Section, may be modified, deleted or amended in any manner except by agreement in writing executed by the parties. All terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, provided, however, that the Borrower shall not assign or transfer its rights hereunder.

     10.9 Construction. All references in this Agreement to the single number and neuter gender shall be deemed to mean and include the plural number and all genders, and vice versa, unless the context shall otherwise require.

     10.10 Headings. The underlined headings contained herein are for convenience only and shall not affect the interpretation of this Agreement.

     10.11 Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original.

     10.12 Nonliability of Bank. The relationship between the Borrower and the Bank shall be solely that of borrower and lender. The Bank shall not have any fiduciary responsibilities to the Borrower. The Bank undertakes no responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.




     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers.


MOTO PHOTO, INC.                   THE PROVIDENT BANK



BY                                 BY
NAME                               NAME
TITLE                              TITLE








                                   EXHIBIT A
                           BORROWING BASE CERTIFICATE




                                   EXHIBIT B
                                PERMITTED LIENS


A)   Liens existing as of December 31, 1996.

B)   Liens to secure indebtedness permitted by Section 6.10.

C)   Liens to Fuji Photo Film USA, Inc. contemplated by this Agreement.
D) Liens to Bankers Leasing Association, Inc. to secure a lease dated January 13, 1997, in the approximate amount of $350,000.


                                   EXHIBIT C
                           LIST OF PROPERTY LOCATION


                                   EXHIBIT D
                    LIST OF STORES TO BE SOLD OR TRANSFERRED


                                 SCHEDULE 4.15
                             PLANS SUBJECT TO ERISA


Moto Photo, Inc. Group Benefit Plan

Moto Photo, Inc. Flexible Spending Plan

Salary Savings Plan


                                   EXHIBIT A
                                   COLLATERAL


THE SECURED PARTY HEREBY SUBORDINATES ITS LIEN TO THE LIEN OF THE PROVIDENT BANK, WHOSE ADDRESS IS 10 WEST SECOND STREET, COURTHOUSE PLAZA, SUITE 1100, DAYTON, OH 45402, WITH RESPECT TO THE COLLATERAL DESCRIBED HEREIN, WHICH COLLATERAL SECURES THE REPAYMENT OF LOANS FROM THE PROVIDENT BANK TO THE DEBTOR.

The Collateral secured by this financing statement shall include (a) all of the Debtor's Accounts, Equipment, General Intangibles, Inventory (each as more fully defined below) and all other items of personal property now owned or hereafter acquired by the Debtor or in which the Debtor has granted or may in the future grant a security interest to the Bank hereunder or in any supplement hereto or otherwise; (b) all of the Debtor's right, title and interest in and to all goods or other property represented by or securing any of the Accounts, including all goods that may be reclaimed or repossessed from or returned by debtors; (c) all of the Debtor's rights as an unpaid seller, including stoppage in transit, detinue and reclamation; (d) all additional amounts due to the Debtor from any debtor, irrespective of whether such additional amounts have been specifically assigned to the Bank; (e) all guaranties, or other agreements or property securing or relating to any of the items referred to in (a) above, or acquired for the purpose of securing and enforcing any of such items; (f) all instruments, documents, securities, cash, property, deposit accounts, and the proceeds of any of the foregoing, owned by the Debtor or in which it has an interest, which are now or may hereafter be in the possession or control of the Bank or in transit by mail or carrier to or from the Bank, or in possession of any third party acting on behalf of Bank, without regard to whether Bank received same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Bank had conditionally released the same;
(g) all ledger sheets, files, records, documents, blueprints, drawings and instruments (including, without limitation, computer programs, tapes and related electronic data processing software) evidencing an interest in or relating to the foregoing; and (h) all proceeds and products of the collateral described above, including, without limitation, all claims against third parties for damage to or loss or destruction of any of the foregoing, including insurance proceeds, and accounts, contract rights, chattel paper and general intangibles arising out of any sale, lease or other disposition of any of the foregoing.

     Accounts shall mean all of Debtor's accounts (as that term is defined in the Uniform Commercial Code), accounts receivable, chattel paper, contract rights, documents and instruments; all other obligations or indebtedness owed to Debtor from whatever source arising, including, but not limited to, Notes Receivable (as defined herein); all guarantees of any of the foregoing and all security therefor; all of the right, title and interest of Debtor in and with respect to the goods, services or other property which gave rise to or which secure any of the foregoing and all insurance policies and proceeds relating thereto; all of the foregoing whether now owned by Debtor or hereafter acquired or in existence; provided, however, that Accounts shall not include any accounts originating with Fuji Photo Film U.S.A., Inc. (`Fuji'')and in which a Security Interest has been specifically pledged to Fuji.

     Equipment. shall mean all of Debtor's equipment (as that term is defined in the Uniform Commercial Code), including, without limitation, all furniture, fixtures, machinery and other equipment of any kind and all substitutions and replacements thereof and accessories and parts therefor, all whether now owned or hereafter acquired by Debtor; provided, however, that Equipment shall not include any leasehold improvements, including leasehold improvements that constitute equipment or fixtures, in any premises leased by Debtor as tenant.

     General Intangibles shall mean all of Debtor's general intangibles (as that term is defined in the Uniform Commercial Code), including, without limitation, all goodwill, patents, formulas, blueprints, proprietary manufacturing processes, trademarks, trade names, licenses, franchises, beneficial interests in trusts, joint venture interests, partnership interests, rights to tax refunds, rights to insurance proceeds, causes of action, pension plan overfundings, literary rights and other contractual rights of Debtor, all whether now owned or hereafter acquired by Debtor.

     Inventory shall mean all of Debtor's inventory (as that term is defined in the Uniform Commercial Code), including, without limitation, all goods, merchandise and other personal property which are held for sale or lease, or are furnished or to be furnished under any contract of service by Debtor, or are raw materials, work-in-progress, supplies or materials used or consumed in Debtor's business, and all products thereof, and all substitutions, replacements, additions and accessories thereto, all whether now owned or hereafter acquired by Debtor; and all of Debtor's right, title and interest in and to any leases or rental agreements for such inventory; provided, however, that Inventory shall not include inventory originating with Fuji and in which a security interest has been specifically granted to Fuji.

     Notes Receivable shall mean all of Debtor's accounts, accounts receivable or similar obligations evidenced by a promissory note or other form of negotiable instrument.



LINE OF CREDIT PROMISSORY NOTE


DATE OF NOTE:       FEBRUARY 19, 1997

MAXIMUM CREDIT:     TWO MILLION FIVE HUNDRED THOUSAND DOLLARS
                    ($2,500,000)

MATURITY DATE:      APRIL 30, 1998

     FOR VALUE RECEIVED, the undersigned ("Borrower"), does hereby promise to pay to the order of THE PROVIDENT BANK, an Ohio banking corporation, or its successors or assigns, at its principal office located at 10 West Second Street, Courthouse Plaza, Suite 1100, Dayton, Ohio 45402 ("Lender"), or at such other place as the Lender may designate to Borrower in writing from time to time, in legal tender of the United States, the Maximum Credit, as set forth above, or such portion thereof which has been advanced to Borrower and remains unpaid on the Maturity Date, together with interest at the Interest Rate, as set forth in
Section 2 below, on the outstanding principal balance until this Note is paid in full. Except as otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Loan Agreement (as herein defined).

1.   REVOLVING CREDIT

     The loan evidenced by this Note is an automated revolving line of credit subject to the terms of this Note and the Loan Agreement of even date between the Lender and the Borrower ("Loan Agreement") and until maturity or occurrence of an Event of Default as defined in the Loan Agreement, the Borrower may borrow and reborrow from the Lender and the Lender shall lend and re-lend to the Borrower such amounts not to exceed the Maximum Credit as either of the undersigned may, at any time and from time to time, request upon satisfactory notice to the Lender.

2.   INTEREST RATE

     The "Interest Rate" is a variable rate which shall be three quarters percent (3/4%) in excess of the Prime Rate, as defined herein, charged by the Lender computed daily for the actual number of days elapsed over a year of 360 days.

     Prime Rate is that percentage rate of interest calculated on the basis of a 360-day year which is established by Lender from time to time as its Prime Rate, which is in effect until the new rate is established and which provides a base to which loan rates may be referenced; it is not necessarily the Lender's lowest loan rate. In the event of a change in such Prime Rate, the interest rate hereunder shall be adjusted accordingly, and such adjustment shall become effective on the date such Prime Rate changes.

3.   PRINCIPAL AND INTEREST PAYMENTS

     All accrued interest on the outstanding principal balance under this Note shall be due and payable monthly commencing on March, 1997, and continuing on the 30th day of each and every calendar month thereafter until this Note is paid in full. Principal payments shall not be required at regular intervals, provided, however, that on or before the 30th day of each month during the term of this Note, Borrower shall pay, or cause to be paid from the Overline Loan, as defined in the Loan Agreement, to Lender, any amounts by which the then-current principal amount outstanding under the Note exceeds the Borrowing Base, as defined in the Loan Agreement. Unless sooner paid, the entire outstanding principal balance and all accrued, unpaid interest hereunder shall be due and payable on the Maturity Date.

     Borrower shall pay a late payment premium of five percent (5%) of any principal or interest payment made more than five (5) days after the Borrower receives notice of nonpayment, which shall be due with any such late payment.

     All payments made by Borrower shall be applied monthly, first to reimburse Lender, if required, for any reasonable costs incurred by the Lender under any document executed as collateral security for the Note; second, to interest which is then due and payable; third, to the payment of late charges provided herein; and the balance to principal, until the full amount of principal and interest has been paid in full.

4.   PREPAYMENT

     The Borrower shall have the right to prepay all or any part of the Amount of Note outstanding and all accrued interest thereon at any time without penalty.

5.   EXTENSION OF NOTE

     Any extension or renewal of this Note at the end of the original one-year term and any renewal term will be entirely within the Lender's discretion.

6.   LOAN AGREEMENT; COLLATERAL

     This Note is issued under and entitled to the benefits of the Loan and Security Agreement, dated of even date herewith, (the `Loan Agreement'') between Lender and Borrower, to which Loan Agreement reference is hereby made for a statement of the rights in respect thereto of the holder of this Note.

     This Note will be secured by the collateral identified and described in
     Section 2 of the Loan Agreement (the "Collateral"), to which section reference is hereby made for a statement of the rights in respect thereto of the holder of this Note.

7.   DEFAULT

     Upon the occurrence of any event constituting an Event of Default under the terms of the Loan Agreement, and upon delivery of five (5) days prior written notice of the Bank's intent to accelerate, the entire balance of the principal and interest upon this Note then owing and unpaid, at the option of the holder hereof, immediately shall become due and payable. Delay on the part of the holder of this Note in execution of the right to declare this obligation due shall not be a waiver thereof.

     After an Event of Default, the Amount of Note outstanding shall bear interest at three percent (3%) per annum in excess of the Interest Rate in effect from time to time, each change in such rate to be effective as of the date of such changes.

     Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceedings (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon the occurrence of an Event of Default, the Borrower agrees to pay, in addition to the principal, premium and interest due and payable hereon, all reasonable costs of collection, including reasonable attorneys' fees and expenses.

     The Borrower, principal, surety, guarantor or endorser, hereby jointly and severally waive presentment for payment, protest, notice of protest, notice of dishonor in connection with the delivery, acceptance, performance, default or enforcement of this Note .

8.   MODIFICATION

     This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any change or modification is sought.

9.   LIMITATION ON INTEREST

     Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by the Lender would be contrary to provisions of law applicable to the Lender limiting the maximum rate of interest that may be charged or collected by the Lender.


10.  GOVERNING LAW

     This Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Ohio.


     IN WITNESS WHEREOF, the Borrower has executed and delivered this Note on the day and year first above written.
                         Borrower:

                         MOTO PHOTO, INC., a Delaware corporation


                         By
                           -------------------------------

                         Its
                            -------------------------------





STATE OF OHIO, COUNTY OF MONTGOMERY, SS:

     The foregoing instrument was acknowledged before me this 19th day of February, 1997, by Dave Mason the Executive Vice President of Moto Photo, Inc., a Delaware corporation, on behalf of said corporation.


                         Notary Public



TERM LOAN PROMISSORY NOTE

DATE OF NOTE:       FEBRUARY 19, 1997

AMOUNT OF NOTE:     ONE MILLION FIVE HUNDRED THOUSAND DOLLARS
                    ($1,500,000)

MATURITY DATE:      January 30, 2002

     FOR VALUE RECEIVED, MOTO PHOTO, INC., a Delaware corporation,
("Borrower"), does hereby promise to pay to the order of THE PROVIDENT BANK, an Ohio banking corporation, or its successors or assigns, at its office located at 10 West Second Street, Courthouse Plaza, Suite 1100, Dayton, Ohio 45402 ("Lender"), or at such other place as the Lender may designate to the Borrower in writing from time to time, in legal tender of the United States, the Amount of Note, as set forth above, together with interest at the Interest Rate, as set forth in Section 1 below, on the Amount of Note until this Note is paid in full. Except as otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Loan Agreement (as herein defined).

1.   INTEREST RATE

     The "Interest Rate" is a variable rate which shall be one percent (1.00%) in excess of the Prime Rate, as defined herein, charged by the Lender, computed daily for the actual number of days elapsed over a year of 360 days.

     Prime Rate is that percentage rate of interest calculated on the basis of a 360-day year which is established by Lender from time to time as its Prime Rate, which is in effect until the new rate is established and which provides a base to which loan rates may be referenced; it is not necessarily the Lender's lowest loan rate. In the event of a change in such Prime Rate, the interest rate hereunder shall be adjusted accordingly, and such adjustment shall become effective on the date such Prime Rate changes.

2.   AMORTIZATION PERIOD

     The "Amortization Period" shall be five (5) years from December 31, 1997.

3.   PRINCIPAL AND INTEREST PAYMENTS

     The aggregate principal amount of this Note which has been advanced as hereafter provided and is outstanding at the close of business on December 31, 1997, shall be repaid in 24 equal payments of principal in the amount of $62,500 each, payable on the thirtieth day of each January, August, September, October, November and December, commencing on January 30, 1998, and continuing until this Note is paid in full. Accrued interest on this Note, calculated as provided above, shall be paid monthly, on the twenty-fifth day of each calendar month, commencing on March 1997 and continuing thereafter until this Note is paid in full. Unless sooner paid, the entire outstanding principal balance and all accrued, unpaid interest hereunder shall be due and payable on the Maturity Date.

     Borrower shall pay a late payment premium of five percent (5%) of any principal or interest payment made more than five (5) days after the Borrower receives written notice of nonpayment, which shall be due with any such late payment.

     All payments made by the Borrower shall be applied monthly, first to reimburse Lender, if required, for any reasonable costs incurred by the Lender under any other document executed as collateral security for this Note; second, to interest which is then due and payable; third, to the payment of late charges provided herein; and the balance to principal, until the principal and interest has been paid in full.

4.   DISBURSEMENTS

     Upon request by Borrower (an `Advance Request'') from time to time from the date of this Note through December 31, 1997, (but not more frequently than once each calendar month), Lender shall make advances hereunder to Borrower up to a maximum aggregate amount of $500,000, for the purpose of funding capital expenditures. In addition, and upon Advance Request from Borrower from time to time through December 31, 1997, or until the full Amount of Note has been disbursed to Borrower, whichever occurs first, (but not more frequently than once each calendar month), Lender shall make advances hereunder to Borrower for the purpose of funding payments made to Fuji Photo Film U.S.A., Inc. (`Fuji'') by Borrower.

5.   PREPAYMENT

     Except as provided herein, the Borrower shall have the right to prepay all or any part of the Amount of Note outstanding and all accrued interest thereon at any time without penalty. If Borrower refinances this Note (other than with Lender) or incurs any additional indebtedness in connection with the prepayment of this Note (other than to the Lender), Borrower shall pay a refinancing penalty of three percent (3%) of any amount prepaid during the first two years of the term of this Note, two percent (2%) of any amount prepaid during the second two years of the term of this Note and one percent (1%) of any amount prepaid during the fifth year of the term of this Note.

6.   LOAN AGREEMENT; COLLATERAL

     This Note is issued under and entitled to the benefits of a Loan and Security Agreement of even date herewith ("Loan Agreement") among Lender and the Borrower, to which Loan Agreement reference is hereby made for a statement of the rights in respect thereto of the holder of this Note.

     This Note will be secured by the collateral identified and described in
     Section 2 of the Loan Agreement (the "Collateral"), to which section reference is hereby made for a statement of the rights in respect thereto of the holder of this Note.

7.   DEFAULT
     Upon the occurrence of any event constituting an Event of Default under the terms of the Loan Agreement, and upon delivery of five (5) days prior written notice of the Bank's intent to accelerate, the entire balance of the principal and interest upon this Note then owing and unpaid, at the option of the holder hereof, immediately shall become due and payable. Delay on the part of the holder of this Note in execution of the right to declare this obligation due shall not be a waiver thereof.

     After an Event of Default, the Amount of Note outstanding shall bear interest at three percent (3%) per annum in excess of the Interest Rate in effect from time to time, each change in such rate to be effective as of the date of such changes.

     Should the indebtedness represented by this Note or any part thereof by collected at law or in equity, or in bankruptcy, receivership or any other court proceedings (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon the occurrence of an Event of Default, the Borrower agrees to pay, in addition to the principal, premium and interest due and payable hereon, all reasonable costs of collection, including reasonable attorneys' fees and expenses.

     The Borrower waives presentment for payment, demand, protest, notice of protest, notice of dishonor and any other notice required to be given by law in connection with the delivery, acceptance, performance, default or enforcement of this Note.

8.   MODIFICATION

     This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any change or modification is sought.

9.   LIMITATION ON INTEREST

     Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by the Lender would be contrary to provisions of law applicable to the Lender limiting the maximum rate of interest that may be charged or collected by the Lender.

10.  GOVERNING LAW

     This Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Ohio.


IN WITNESS WHEREOF, the Borrower has executed and delivered this Note on the day and year first above written.

                         Borrower:

                         MOTO PHOTO, INC., a Delaware corporation


                         By
                           --------------------------

                         Its
                            --------------------------



STATE OF OHIO, COUNTY OF MONTGOMERY, SS:

The foregoing instrument was acknowledged before me this 19th day of February, 1997, by Dave Mason, the Executive Vice President of Moto Photo, Inc., a Delaware corporation, on behalf of said corporation.


                         Notary Public


TERM LOAN PROMISSORY NOTE

DATE OF NOTE:       FEBRUARY 19, 1997

AMOUNT OF NOTE:     THREE MILLION THREE HUNDRED THOUSAND DOLLARS
                    ($3,300,000)

MATURITY DATE:      January 25, 2002

     FOR VALUE RECEIVED, MOTO PHOTO, INC., a Delaware corporation,
("Borrower"), does hereby promise to pay to the order of THE PROVIDENT BANK, an Ohio banking corporation, or its successors or assigns, at its office located at 10 West Second Street, Courthouse Plaza, Suite 1100, Dayton, Ohio 45402 ("Lender"), or at such other place as the Lender may designate to the Borrower in writing from time to time, in legal tender of the United States, the Amount of Note, as set forth above, together with interest at the Interest Rate, as set forth in Section 1 below, on the Amount of Note until this Note is paid in full. Except as otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Loan Agreement (as herein defined).

1.   INTEREST RATE

     The "Interest Rate" shall be a fixed rate of interest at 325 basis points above the interest rate on U.S. Treasury obligations with a maturity equal to five (5) years computed daily for the actual number of days elapsed over a year of 360 days.

2.   AMORTIZATION PERIOD

     The "Amortization Period" shall be five (5) years from the date of this Note.

3.   PRINCIPAL AND INTEREST PAYMENTS

     The aggregate principal amount of this Note which has been advanced hereunder shall be repaid in 30 equal payments of principal and interest in the amount of $123,691.10 each, due and payable commencing on August 25, 1997, and continuing on the twenty-fifth day of each September, October, November, December, January and August thereafter until this Note is paid in full. Payments of interest only, calculated as provided above, shall be due and payable commencing on February 25, 1997, and continuing on the twenty-fifth day of each March, April, May, June, July and February thereafter until this Note is paid in full. Unless sooner paid, the entire outstanding principal balance and all accrued, unpaid interest hereunder shall be due and payable on the Maturity Date.

     Borrower shall pay a late payment premium of five percent (5%) of any principal or interest payment made more than five (5) days after the Borrower receives written notice of nonpayment, which shall be due with any such late payment.

     All payments made by the Borrower shall be applied monthly, first to reimburse Lender, if required, for any reasonable costs incurred by the Lender under any other document executed as collateral security for this Note; second, to interest which is then due and payable; third, to the payment of late charges provided herein; and the balance to principal, until the principal and interest has been paid in full.

4.   PREPAYMENT

     Except as set forth in this paragraph, the Borrower shall have the right to prepay all or any part of the Amount of Note outstanding and all accrued interest thereon at any time without penalty. Any partial prepayments of principal shall be applied against installments of principal due hereunder in inverse order of maturity. If the Borrower prepays all or any portion of the principal, or, if Borrower shall elect to refinance the loan evidenced by this Note (other than with the Lender) or incurs any additional indebtedness in connection with the prepayment of this Note (other than to the Lender), then Borrower shall pay to Lender, in addition to the prepaid principal, a prepayment charge in an amount which when added to the prepaid principal will be sufficient to allow Lender to invest in the U.S. Treasury obligation maturing at the end of the period of the fixed Interest Rate and achieve the same effective yield to Lender during such period as would have resulted if the prepayment had not been made.

5.   LOAN AGREEMENT; COLLATERAL

     This Note is issued under and entitled to the benefits of a Loan and Security Agreement of even date herewith ("Loan Agreement") among Lender and the Borrower, to which Loan Agreement reference is hereby made for a statement of the rights in respect thereto of the holder of this Note.

     This Note will be secured by the collateral identified and described in
     Section 2 of the Loan Agreement (the "Collateral"), to which section reference is hereby made for a statement of the rights in respect thereto of the holder of this Note.

6.   DEFAULT

     Upon the occurrence of any event constituting an Event of Default under the terms of the Loan Agreement, and upon delivery of five (5) days prior written notice of the Bank's intent to accelerate, the entire balance of the principal and interest upon this Note then owing and unpaid, at the option of the holder hereof, immediately shall become due and payable. Delay on the part of the holder of this Note in execution of the right to declare this obligation due shall not be a waiver thereof.

     After an Event of Default, the Amount of Note outstanding shall bear interest at three percent (3%) per annum in excess of the Interest Rate in effect from time to time, each change in such rate to be effective as of the date of such changes.

     Should the indebtedness represented by this Note or any part thereof by collected at law or in equity, or in bankruptcy, receivership or any other court proceedings (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon the occurrence of an Event of Default, the Borrower agrees to pay, in addition to the principal, premium and interest due and payable hereon, all reasonable costs of collection, including reasonable attorneys' fees and expenses.

     The Borrower waives presentment for payment, protest, notice of protest, notice of dishonor in connection with the delivery, acceptance, performance, default or enforcement of this Note.

7.   MODIFICATION

     This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any change or modification is sought.

8.   LIMITATION ON INTEREST

     Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by the Lender would be contrary to provisions of law applicable to the Lender limiting the maximum rate of interest that may be charged or collected by the Lender.

9.   GOVERNING LAW

     This Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Ohio.



     IN WITNESS WHEREOF, the Borrower has executed and delivered this Note on the day and year first above written.


                         Borrower:

                         MOTO PHOTO, INC., a Delaware corporation


                         By
                           --------------------------

                         Its
                            --------------------------


STATE OF OHIO, COUNTY OF MONTGOMERY, SS:

The foregoing instrument was acknowledged before me this 19th day of February 1997, by Dave Mason, the Executive Vice President of Moto Photo, Inc., a Delaware corporation, on behalf of said corporation.


                         Notary Public


OVERLINE PROMISSORY NOTE


DATE OF NOTE:       FEBRUARY 19, 1997

MAXIMUM CREDIT:     FIVE HUNDRED THOUSAND DOLLARS ($500,000)

MATURITY DATE:      APRIL 30, 1998

     FOR VALUE RECEIVED, the undersigned ("Borrower"), does hereby promise to pay to the order of THE PROVIDENT BANK, an Ohio banking corporation, or its successors or assigns, at its principal office located at 10 West Second Street, Courthouse Plaza, Suite 1100, Dayton, Ohio 45402 ("Lender"), or at such other place as the Lender may designate to Borrower in writing from time to time, in legal tender of the United States, the Maximum Credit, as set forth above, or such portion thereof which has been advanced to Borrower and remains unpaid on the Maturity Date, together with interest at the Interest Rate, as set forth in
Section 2 below, on the outstanding principal balance until this Note is paid in full. Except as otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Loan Agreement (as herein defined).

1.   REVOLVING CREDIT

     The loan evidenced by this Note is an automated revolving line of credit subject to the terms of this Note and the Loan Agreement of even date between the Lender and the Borrower ("Loan Agreement") and until maturity or occurrence of an Event of Default as defined in the Loan Agreement, the Borrower may borrow and reborrow from the Lender and the Lender shall lend and re-lend to the Borrower such amounts not to exceed the Maximum Credit as either of the undersigned may, at any time and from time to time, request upon satisfactory notice to the Lender.

2.   INTEREST RATE

     The "Interest Rate" is a variable rate which shall be one percent (1%) in excess of the Prime Rate, as defined herein, charged by the Lender computed daily for the actual number of days elapsed over a year of 360 days.

     Prime Rate is that percentage rate of interest calculated on the basis of a 360-day year which is established by Lender from time to time as its Prime Rate, which is in effect until the new rate is established and which provides a base to which loan rates may be referenced; it is not necessarily the Lender's lowest loan rate. In the event of a change in such Prime Rate, the interest rate hereunder shall be adjusted accordingly, and such adjustment shall become effective on the date such Prime Rate changes.

3.   PRINCIPAL AND INTEREST PAYMENTS

     All accrued interest on the outstanding principal balance under this Note shall be due and payable monthly commencing on March, 1997, and continuing on the 30th day of each and every calendar month thereafter until this Note is paid in full. Principal payments shall not be required at regular intervals.

     Borrower shall pay a late payment premium of five percent (5%) of any principal or interest payment made more than five (5) days after the Borrower receives notice of nonpayment, which shall be due with any such late payment.

     All payments made by Borrower shall be applied monthly, first to reimburse Lender, if required, for any reasonable costs incurred by the Lender under any document executed as collateral security for the Note; second, to interest which is then due and payable; third, to the payment of late charges provided herein; and the balance to principal, until the full amount of principal and interest has been paid in full.

4.   PREPAYMENT

     The Borrower shall have the right to prepay all or any part of the Amount of Note outstanding and all accrued interest thereon at any time without penalty.

5.   EXTENSION OF NOTE

     Any extension or renewal of this Note at the end of the original one-year term and any renewal term will be entirely within the Lender's discretion.

6.   LOAN AGREEMENT; COLLATERAL

     This Note is issued under and entitled to the benefits of the Loan and Security Agreement, dated of even date herewith, (the `Loan Agreement'') between Lender and Borrower, to which Loan Agreement reference is hereby made for a statement of the rights in respect thereto of the holder of this Note. Pursuant to the Loan Agreement, the funds advanced under the Overline Loan shall be used to repay to the Bank any amounts by which the Borrowing Base exceeds the Maximum Line of Credit Loan Amount permitted under the Line of Credit Loan, as those terms are defined in the Loan Agreement.

     This Note will be secured by the collateral identified and described in
     Section 2 of the Loan Agreement (the "Collateral"), to which section reference is hereby made for a statement of the rights in respect thereto of the holder of this Note.

7.   DEFAULT

     Upon the occurrence of any event constituting an Event of Default under the terms of the Loan Agreement, and upon delivery of five (5) days prior written notice of the Bank's intent to accelerate, the entire balance of the principal and interest upon this Note then owing and unpaid, at the option of the holder hereof, immediately shall become due and payable. Delay on the part of the holder of this Note in execution of the right to declare this obligation due shall not be a waiver thereof.
     After an Event of Default, the Amount of Note outstanding shall bear interest at three percent (3%) per annum in excess of the Interest Rate in effect from time to time, each change in such rate to be effective as of the date of such changes.

     Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceedings (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon the occurrence of an Event of Default, the Borrower agrees to pay, in addition to the principal, premium and interest due and payable hereon, all reasonable costs of collection, including reasonable attorneys' fees and expenses.

     The Borrower, principal, surety, guarantor or endorser, hereby jointly and severally waive presentment for payment, demand, protest, notice of protest, notice of dishonor and any other notice required to be given by law in connection with the delivery, acceptance, performance, default or enforcement of this Note.

8.   MODIFICATION

     This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any change or modification is sought.

9.   LIMITATION ON INTEREST

     Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by the Lender would be contrary to provisions of law applicable to the Lender limiting the maximum rate of interest that may be charged or collected by the Lender.

10.  GOVERNING LAW

     This Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Ohio.

     IN WITNESS WHEREOF, the Borrower has executed and delivered this Note on the day and year first above written.

                         Borrower:

                         MOTO PHOTO, INC., a Delaware corporation


                         By
                           -------------------------------

                         Its
                            -------------------------------


STATE OF OHIO, COUNTY OF MONTGOMERY, SS:

     The foregoing instrument was acknowledged before me this 19th day of February, 1997, by Dave Mason, the Executive Vice President of Moto Photo, Inc., a Delaware corporation, on behalf of said corporation.